Exhibit 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Color Accents Holdings, Inc., for the period ending September 30, 2009, I, Randy Oveson, Chief Financial Officer of Color Accents Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the period ending September 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2009, fairly represents in all material respects, the financial condition and results of operations of Color Accents Holdings, Inc.

Color Accents Holdings, Inc.

Date: November 16, 2009	By:	/s/ Randy Oveson
Randy Oveson
Chief Financial Officer